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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement of Extended Stay America, Inc. on Form S-8 of our report dated February 6, 1997, on our audits of the consolidated financial statements of Extended Stay America, Inc. as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and for the period from January 9, 1995 (inception) through December 31, 1995, which report and financial statements are incorporated by reference to the Company's 1996 Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina

December 29, 1997